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Exhibit 1.1

IGGYS HOUSE, INC.
Common Stock

UNDERWRITING AGREEMENT

            , 2007

NORTHLAND SECURITIES, INC.
BATHGATE CAPITAL PARTNERS LLC
E*TRADE SECURITIES, LLC
As Representatives of the several
Underwriters named in Schedule I
c/o Northland Securities, Inc.
45 South Seventh Street, Suite 2500
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

        Iggys House, Inc., a Delaware corporation (the "Company"), proposes to sell to the several Underwriters named in Schedule I (the "Underwriters") an aggregate of [            ] shares (the "Firm Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company. The Firm Shares consist of [            ] authorized but unissued shares of Common Stock to be issued and sold by the Company. The Company has also granted to the several Underwriters an option to purchase up to [                        ] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

        The Company hereby confirms its engagement of Bathgate Capital Partners LLC ("Bathgate") as, and Bathgate hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Rule 2720 of FINRA with respect to the offering and sale of the Securities. Bathgate, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". The price at which the Securities will be sold to the public shall not be higher than the maximum price recommended by the QIU.

        The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the "Representatives").

        1.    Registration Statement and Prospectus.    A registration statement on Form S-1 (File No. 333-145275) (the "initial registration statement") with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (the "additional registration statement"). Copies of the registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

        If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A ("Rule 430A Information").

"Original Registration Statement" as of any time means the initial registration statement, in the form then filed with the Commission, including all amendments to the initial registration statement as of such time, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form S-1 and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C of the Rules and Regulations or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) of the Rules and Regulations. "Rule 462(b) Registration Statement" as of any time means the additional registration statement in the form then filed with the Commission, including the contents of the Original Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b). "Registration Statement" as of any time means the Original Registration Statement and any Rule 462(b) Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. For purposes of this Agreement, "Effective Time" with respect to the Original Registration Statement or the Rule 462(b) Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). "Registration Statement" without reference to a time means the Registration Statement as of its Effective Time. "Statutory Prospectus" as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b). "Prospectus" means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and the offering. "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and used in connection with the offering of the Securities and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        2.    Representations and Warranties of the Company.

        (a)   The Company represents and warrants to, and agrees with, the several Underwriters as follows:

            (i)  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

           (ii)  As of the time any part of the Registration Statement (or any post-effective amendment thereto) became effective, upon the filing or first use within the meaning of the Rules and

  Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and the Second Closing Date (as hereinafter defined and as applicable), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

          (iii)  Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II, the information on Schedule III, and the Statutory Prospectus, all considered together (collectively, the "Time of Sale Disclosure Package"), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

            (1)   "Time of Sale" means            :00 **[a/p]m (Eastern time) on the date of this Agreement

            (2)   "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a "bona fide electronic road show," as defined in Rule 433 of the Rules and Regulations, which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Act.

            (3)   "Issuer General Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II.

            (4)   "Issuer Limited-Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

          (iv)  (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein.

            (B)  (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act, including as a result of the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an "excluded issuer" as defined in Rule 164 under the Act.

            (C)  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

           (v)  The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)). No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company's knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act")) and (z) not in violation of applicable auditor independence requirements of the Sarbanes-Oxley Act with respect to the audit of the financial statements of the Company.

          (vi)  Each of the Company and its subsidiaries has been duly organized and is validly existing as an organization in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign organization in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, management, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

         (vii)  Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, or a change in the number of shares of capital stock upon the conversion of convertible preferred stock or convertible debt into shares of common stock), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the financial condition, business, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Change") or any development that would reasonably be expected to result in a Material Adverse Change.

        (viii)  Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change.

          (ix)  There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

           (x)  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, as would not result in a Material Adverse Effect or an adverse effect on the Company's performance of its obligations hereunder or on the transactions contemplated hereby; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws and the filing of a Certificate of Amendment and the Amended and Restated Certificate of Incorporation of the Company, in the form filed as Exhibit 3.1 to the Registration Statement with the Secretary of State of the State of Delaware; and the Company has the requisite corporate power and authority to enter into this Agreement and to, issue and sell the Securities as contemplated by this Agreement.

          (xi)  All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus (other than any change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, or any change in the number of shares of stock due to conversion of convertible preferred stock or convertible debt into shares of Common Stock, as described in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, except for any change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the conversion of outstanding convertible preferred stock or convertible debt into share of Common Stock (which conversion is set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus).

         (xii)  The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business (collectively, "Permits") and all such Permits are valid and in full force and effect in all material respects; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in any such case as would not reasonably be expected to result in a Material Adverse Effect.

        (xiii)  The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them and material to the operation of the Company's and its subsidiaries' business, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries. The property held under lease by the Company and its subsidiaries and material to the operation of the Company's and its subsidiaries' business is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

        (xiv)  The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company's and it subsidiaries' business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and, to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company's knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. "Intellectual Property" shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

         (xv)  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject; except in any such case as would not be reasonably expected to have a Material Adverse Effect.

        (xvi)  The Company and its subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company's financial statements included in the Registration Statement.

       (xvii)  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company. Except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a "free writing prospectus" as defined in Rule 405 under the Act, except in accordance with the provisions of Section 4(a)(xviii) of this Agreement.

      (xviii)  The Securities have been approved for listing on the Nasdaq Capital Market upon official notice of issuance and, on the date the Original Registration Statement became effective, the Company's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became effective.

        (xix)  Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

         (xx)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (xxi)  Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

       (xxii)  The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its business and the value of its properties; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

      (xxiii)  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      (xxiv)  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

        (xxv)  The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

      (xxvi)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "Foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA. "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     (xxvii)  The operations of the Company and its subsidiaries have complied in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

    (xxviii)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

       (xxix)  To the Company's knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company's officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

        (xxx)  The Company and each of its subsidiaries (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

       (xxxi)  The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace ("Occupational Laws"); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such permit, license or approval, except in any such case for any such failure to comply, or failure to receive permits, licenses or approvals, as would not reasonably be expected to result in a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

     (xxxii)  Each employee benefit plan, within the meaning of Section 3(3) of the Employee retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No material prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan, if any, that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "Accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

        (b)   Any certificate signed by any executive officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        3.    Purchase, Sale and Delivery of Securities.

        (a)   On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [                        ] Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I (subject to Section 8(a)). The purchase price for each Firm Share shall be $[            ] per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

        The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds to the account specified by the Company at the offices of Northland Securities, Inc., 45 South Seventh Street, Suite 2500, Minneapolis, Minnesota, or such other location as may be mutually acceptable to you and the Company, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Unless you request that the Firm Shares be uncertificated, certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Northland Securities, Inc., Minneapolis, Minnesota, or such other location as may be mutually acceptable to you and the Company.

        (b)   On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 45 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date," respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase a number of Option Shares equal to the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

        The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds to the account specified by the Company at the offices of Northland Securities, Inc., 45 South Seventh Street, Suite 2500, Minneapolis, Minnesota, or such other location as may be mutually acceptable to you and the Company at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Unless you request that the Option Shares be certificated, certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Northland Securities, Inc., 45 South Seventh Street, Suite 2500, Minneapolis, Minnesota, or such other location as may be mutually acceptable to you and the Company.

        (c)   It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

        4.    Covenants.

        (a)   The Company covenants and agrees with the several Underwriters as follows:

            (i)  If the Original Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Original Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Original Registration Statement or any post-effective amendment to the Original Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Original Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act; the Company will prepare and file with the Commission, promptly upon your reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

           (ii)  The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and in any such case the Company will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

          (iii)  (A) Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (B)  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          (iv)  The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions of the United States as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, to subject itself to taxation in any jurisdiction, or to execute a general consent to service of process in any jurisdiction.

           (v)  The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

          (vi)  The Company will make generally available to its security holders (which may be satisfied by filing with the Securities and Exchange Commission via its EDGAR system) as soon as reasonably practicable an earnings statement (which need not be audited), covering a 12-month period beginning not later than the first day of the Company's first fiscal quarter commencing after the effective date of the Original Registration Statement (or if later the Rule 462(b) Registration Statement), that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

        (viii)  Except as otherwise provided in Section 9 hereof, the Company will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters' counsel (not to exceed $2,000) incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions of the United States which you shall reasonably designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and fees and disbursements of the Underwriters' counsel directly incident to any required review and approval by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any "roadshow" undertaken in connection with marketing of the Securities, and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Agreement. If the sale of the Securities provided for herein is not consummated by reason of refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities.

          (ix)  The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will report the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

           (x)  The Company will not, without the prior written consent of Northland Securities, Inc., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period") offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement or to officers, employees or, directors of, or consultants to the Company, pursuant to the Company's 2007 Equity Incentive Plan, in the form filed as an Exhibit to the Registration Statement provided such officers, employees, directors of, or consultants to, the Company are (prior to such issuance) parties to the Lock-Up Agreement, and except for any options or rights to purchase or acquire share of Common Stock that (a) by their terms do not vest (in whole or in part) before the expiration of the Lock-Up Period and (b) are issued to unaffiliated third parties that are (prior to such issuance) parties to the Lock-Up Agreement. The Company agrees not to voluntarily accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Northland Securities, Inc. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representatives, any co-managers and each stockholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period. Notwithstanding the foregoing, the maximum total number of days by which the Lock-Up Period may be extended beyond the initial period (of 180 days) is 34 days.

          (xi)  The Company has caused to be delivered to you prior to the date of this Agreement a letter from each of the Company's directors, officers and stockholders listed on Schedule IV hereto, in the form provided by the Underwriters, stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter and subject to the exceptions contained therein, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days (or 360 days if indicated on Schedule IV) after commencement of the public offering of the Securities by the Underwriters plus such additional extensions set forth in the form of letter (the "Lock-Up Agreement"). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

         (xii)  The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock that are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

        (xiii)  The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (xiv)  For so long as the Company is subject to the reporting obligations of Section 12 of the Exchange Act, the Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

         (xv)  For so long as the Company is subject to the reporting obligations of Section 12 of the Exchange Act, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

        (xvi)  For so long as the Company is subject to the reporting obligations of Section 12 of the Exchange Act, the Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

       (xvii)  The Company represents and agrees that, unless it obtains the prior written consent of Northland Securities, Inc., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Northland Securities, Inc., it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and Northland Securities, Inc. is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

      (xviii)  On each of the First Closing Date and the Second Closing Date (as applicable), the Company shall sell to the Underwriters for an aggregate of $50, a warrant (the "Underwriters' Warrants") entitling the Underwriters to purchase that number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold on such closing date, at a per share exercise price equal to $[            ] (subject to adjustment), which shall first become exercisable 360 days after the Effective Date (or earlier in connection with a firm commitment underwritten public offering of Common Stock as provided therein) and shall remain exercisable for a period ending five years from the Effective Date. The Underwriters' Warrants shall be subject to certain transfer restrictions and shall be in substantially the form attached as Appendix A. The Underwriters' Warrants shall be issued such that each Underwriter shall receive an Underwriter's Warrant to purchase that number of shares of Common Stock that represents the same proportion of the aggregate number of shares included in the Underwriters' Warrants as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement.

        (xix)  On each of the First Closing Date and the Second Closing Date (as applicable), the Company shall pay to the Representatives a non-accountable expense allowance equal to 2% of aggregate offering price of the Common Stock sold on such closing date. The allowance shall be paid to the Representatives in the same proportion as the number of Firm Shares set forth opposite the name of such Representatives in Schedule I represents to the total number of Firm Shares to be purchased by all Representatives pursuant to this Agreement.

        5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and, in the case of the Second Closing (as applicable), the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

        (a)   The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

        (b)   Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or a change in the number of shares of capital stock upon conversion of convertible preferred stock or convertible debt into shares of common stock as disclosed in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change (whether or not arising in the ordinary course of business), that, in any case, in your judgment exercised in good faith, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

        (c)   On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Katten Muchin Rosenman LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

            (i)  Each of the Company and its subsidiaries has been duly organized and is existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the requisite corporate power and authority to own its properties and conduct its business as currently being carried on as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and is duly qualified to do business as a foreign organization and is in good standing in each jurisdiction set forth in a schedule to such counsel's opinion.

           (ii)  The capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Time of Sale Disclosure Package and in the Prospectus under the caption "Description of Capital Stock."

          (iii)  All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

          (iv)  The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party and listed on a schedule to such counsel's opinion. Except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company pursuant to any agreement or other instrument to which the Company is a party and listed on a schedule to such counsel's opinion.

           (v)  All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (it being understood that for purposes of such counsel's opinion, such counsel may assume that consideration for the issuance of the shares of capital stock has been received in full by each such subsidiary), and, to such counsel's knowledge, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record all of the issued and outstanding shares of such stock.

          (vi)  The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

         (vii)  Such counsel does not know of any contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

        (viii)  Based solely on a review of such counsel's litigation docket and a certificate from the Executive Vice President and General Counsel of the Company, there are no legal or other governmental proceedings instituted against the Company or any of its subsidiaries that would be required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus pursuant to Item 103 of Regulation S-K and are not so disclosed.

          (ix)  The Company has the requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

           (x)  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation known to such counsel to be generally applicable to transactions of the type contemplated by this Agreement, any agreement or instrument to which the Company is a party and is listed on a schedule to such counsel's opinion, the Company's charter or by-laws, or any order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties and listed on a schedule to such counsel's opinion.

          (xi)  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the Exchange Act or state securities laws and the filing of the Amended and Restated Certificate of Incorporation and Certificate of Amendment with the Secretary of State of the State of Delaware.

         (xii)  The Registration Statement, the Statutory Prospectus included in the Time of Sale Disclosure Package and the Prospectus, and any amendment thereof or supplement thereto, comply, and as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to the Rules and Regulations) complied, as to form in all material respects with the requirements of the Act and the Rules and Regulations.

        In rendering such opinion such counsel may rely (i) as to matters of law other than the State of Illinois, the Delaware General Corporation Law and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems appropriate upon certificates of officers of the Company and its subsidiaries and upon representations of the Company contained in this Agreement.

        In addition, such counsel shall include a statement to the effect that on the basis of conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent accountants for the Company, examination of documents referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and such other procedures as such counsel deemed appropriate, but without independent review or verification and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus (except as expressly set forth in paragraph (ii) above), nothing has come to the attention of such counsel that causes such counsel to believe that (a) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that the documents specified in a schedule to such counsel's letter, consisting of those included in the Time of Sale Disclosure Package as of the Time of Sale, included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (c) that the Prospectus (as of its issue date and as of such Closing Date), as amended or supplemented (as of its issue date or such Closing Date, as applicable), included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief as to the financial statements, related notes and schedules thereto or any other financial or accounting data included in, or omitted from, any of the documents mentioned in this paragraph.

        (d)   On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Faegre & Benson LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters (provided that this condition shall be treated as satisfied if Faegre & Benson LLP refused to provide such an opinion when it reasonably could have done so).

        (e)   On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

        (f)    On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, in their capacity as such on behalf of the Company to the effect that:

            (i)  The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

           (ii)  No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

        (g)   The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

        (h)   FINRA shall have raised no objection (after the execution and deliver of this Agreement) to the fairness and reasonableness of the underwriting terms and arrangements as set forth herein.

        (i)    The Nasdaq Capital Market shall have approved the Securities for listing, subject only to official notice of issuance.

        (j)    On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate (which expressly states that it is not a legal opinion) of the Company's Executive Vice President and General Counsel, in his capacity as such on behalf of the Company, dated such Closing Date and addressed to you, to the effect that:

    The descriptions in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such officer does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

        6.    Indemnification and Contribution.

        (a)   The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

        In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses reasonably incurred by such underwriter in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank Minnesota, N.A. (the "Prime Rate"). Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

        (b)   Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing

Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter directly or through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

        (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced (including, without limitation, through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if both the Company and the Underwriters are parties to the action, in the reasonable judgment of the Representatives, based on the advice of counsel, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

        (d)   If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e)   The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        (f)    The Underwriters severally represent and warrant that the statements with respect to the public offering of the Securities by the Underwriters set forth in "Underwriting" in the Time of Sale Disclosure Package and in the Prospectus are correct, and the Underwriters severally confirm, and the Company acknowledges that, they constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

        (g)   Without limitation and in addition to its obligation under the other subsections of this Section 6, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to FINRA's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

        7.    Representations and Agreements to Survive Delivery.    All representations and warranties by any party hereto or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

        8.    Substitution of Underwriters.

        (a)   If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

        (b)   If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I, you shall use your reasonable efforts to make arrangements satisfactory to you for the purchase of such Firm Shares by other persons, but if such arrangements are not made within 48 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the non-breaching Underwriters to the extent provided in Section 4(a)(viii) and Section 6) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6).

        If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8.

        9.    Effective Date of this Agreement and Termination.

        (a)   This Agreement shall become effective at the later of the time of execution hereof and the time of effectiveness of the Registration Statement. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii) and Section 6 shall at all times be effective.

        (b)   You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder at or prior to such time, (ii) any other condition of the Underwriters' obligations hereunder shall become incapable of being fulfilled, (iii) trading on the Nasdaq Stock Market or the New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market or the New York Stock Exchange by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in any such case, in your judgment exercised in good faith, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

        (c)   If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified immediately by you by telephone, confirmed by letter stating the grounds on which you are relying for such termination. If the Company elects to prevent this Agreement from becoming effective as provided in this Section, you shall be notified immediately by the Company by telephone, confirmed by letter stating the grounds on which it is relying for such termination.

        10.    Default by the Company.    If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6, any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

        11.    Notices.    Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Northland Securities, Inc., 45 South Seventh Street, Suite 2500, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering (copies of which shall be provided by the Representatives to the Company at the Closing); if to the Company, shall be mailed or delivered to it at One South Wacker Drive, Suite 1900, Chicago, IL 60606, Attention: Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

        12.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

        13.    Absence of Fiduciary Relationship.    The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

        14.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        15.    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

        16.    Waiver of Immunity.    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        17.    Counterparts.    This Agreement may be executed by facsimile signature and in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

        Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,
IGGYS HOUSE, INC.
		By	Chief Executive Officer
Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.
NORTHLAND SECURITIES, INC.
By	Managing Director
BATHGATE CAPITAL PARTNERS LLC
By	Senior Managing Partner
E*TRADE SECURITIES, LLC
By	Managing Director

SCHEDULE I
TO PURCHASE AGREEMENT

Underwriter	Number of Firm Shares(1)
Northland Securities, Inc.
Bathgate Capital Partners LLC
E*Trade Securities, LLC

Total

(1)
The Underwriters may purchase up to an additional              Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II
TO PURCHASE AGREEMENT

ISSUER GENERAL FREE WRITING PROSPECTUSES

SCHEDULE III
TO PURCHASE AGREEMENT

PRICING INFORMATION

SCHEDULE IV
TO PURCHASE AGREEMENT

LOCK-UP AGREEMENTS

APPENDIX A
TO PURCHASE AGREEMENT

UNDERWRITERS WARRANT AGREEMENT

        This Underwriters Warrant Agreement, dated as of [                        ], 2007 (this "Agreement"), between Iggys House, Inc., a Delaware corporation (the "Company"), and Northland Securities, Inc., Bathgate Capital Partners, LLC and E*Trade Securities, LLC, severally, and not jointly (hereinafter referred to collectively as the "Underwriters").

RECITALS

        A.    The Company proposes to issue to the Underwriters warrants (the "Warrants") in the aggregate to purchase up to an aggregate of [                        ] (as such number may be adjusted from time to time pursuant to Article 7) shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company.

        B.    The Underwriters have agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated [                        ] among the Underwriters and the Company, to act as the Underwriters in connection with the Company's proposed initial public offering (the "Public Offering") of shares of Common Stock (the "Public Shares") at an initial public offering price of $[                        ] per Public Share.

        C.    The Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriters or to their designees who are officers or partners of the Underwriters (collectively, the "Designees"), and as part of the Underwriters' compensation in connection with the Underwriting Agreement.

TERMS AND CONDITIONS

        NOW, THEREFORE, in consideration of the premises, the payment by the Underwriters to the Company of the aggregate amount of $50.00, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Grant.    Each of the Underwriters and the Designees is hereby granted the right to purchase up to the number of fully-paid and non-assessable Shares set forth opposite the name of such Underwriter or Designee in Schedule I hereto and reflected in a warrant certificate ("Warrant Certificate") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $[                        ] per Share at any time from the date that is 360 days after the date of the final prospectus used to sell shares of Common Stock in the Public Offering until 5:00 P.M., Chicago, Illinois time, on [                        , 2012] (the "Underlying Share Warrant Term"). Notwithstanding the foregoing, each of the Underwriters and Designees may exercise the Warrants to purchase Shares in accordance with the terms of this Agreement to the extent all of the Shares acquired upon any such exercise are sold in a firm commitment underwritten public offering of Common Stock that closes at least 180 days after the Public Offering. The Shares are in all respects identical to the Public Shares being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

        2.    Exercise of Warrant.

        2.1    Cash Exercise.    The Warrants initially are exercisable at a price of $[                        ] per Share, subject to adjustment as provided in Section 8 hereof, payable in cash, by wire transfer of immediately available funds to an account specified by the Company, or (if the total exercise price being paid is less than $1,000) by check to the order of the Company, or any combination thereof. Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares, at the Company's principal office, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part. In the case of the purchase of less than all of the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares.

          2.2    Cashless Exercise.    At any time during the Underlying Share Warrant Term at which the Shares underlying the Warrants held by a Holder have not been registered for public resale or distribution pursuant to Section 7 hereof, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate which are exercisable for the purchase of Shares into the number of Shares determined in accordance with this Section 2.2 (a "Warrant Exchange"), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company or at the office of its transfer agent, as applicable (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within ten business days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Section 2.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Share Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the trading day immediately preceding the Exchange Date. "Market Price" at any date shall be deemed to be the closing sale price or, in case no reported sales takes place on such day, the average of the closing sale prices for the last three consecutive trading days on which reported sales have taken place, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by (i) Bloomberg Financial Markets (or any successor thereto) ("Bloomberg") through the OTC Bulletin Board or successor trading market, or (ii) if not listed on the OTC Bulletin Board (or its successor market), the "pink sheets." If the Common Stock is not listed or admitted to trading on any national securities exchange and bid prices are not reported by Bloomberg through the OTC Bulletin Board or successor trading market, or the "pink sheets," then the Market Price shall be determined by the Company's Board of Directors in good faith.

        3.    Issuance of Stock Certificates.    Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made no later than ten business days thereafter without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        The certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board or President of the Company under its facsimile corporate seal (if any) reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Company and countersigned by the Company's transfer agent. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

        Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares purchased (the "Warrant Securities"), shall bear a legend substantially similar to the following:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

        4.    Restriction on Transfer of Warrants.    Each of the Underwriters (and each Holder of a Warrant Certificate, by the Holder's acceptance thereof) covenants and agrees that the Warrants and the Shares are being acquired as an investment and not with a view to the distribution or public resale thereof, and that the Warrants and the Shares may not be sold during the Public Offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrants and the Shares for a period of 360 days from the date of the final prospectus used in the Public Offering (or earlier in connection with a firm commitment underwritten public offering of Common Stock as set forth in Section 1 hereof), except to the Underwriters or the Designees, provided that any portion of the Warrant and the Shares so transferred shall remain subject to the above restriction for the remainder of the restriction period.

        5.    Representations and Warranties of Holders.    Each Holder of a Warrant (including each Underwriter) represents and warrants to the Company as follows:

          5.1    Acquisition of Warrant for Personal Account.    Such Holder is acquiring this Warrant and the Shares issuable upon exercise of this Warrant (collectively the "Securities") for investment for its own account and not with a present view to, or for resale in connection with, any public resale or distribution thereof. Such Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Holder further understands that the Securities have not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

          5.2    Rule 144.    Such Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Such Holder is aware of the provisions of Rule 144 promulgated under the Act.

          5.3    Accredited Investor.    As of the date hereof such Holder is, and upon any exercise of this Warrant such Holder will be, an "accredited investor" within the meaning of Regulation D promulgated under the Act. Such Holder is sophisticated in financial matters, is able to evaluate the risks and benefits of an investment in the Securities to be acquired by such Holder of an investment in the Securities for an indefinite period of time.

          5.4    Opportunity To Discuss; Information.    Such Holder has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and

  has availed itself of such opportunity to the extent such Holder considers appropriate in order to permit it to evaluate the merits and risks of an investment in the Company.

          5.5    Future Registration.    Such Holder acknowledges and recognizes that, except as provided in Section 7 hereof, the Company has not agreed to register the resale of the Shares in any Registration Statement to be filed by the Company under the Act.

        6.    Price.

          6.1    Initial and Adjusted Exercise Price.    The initial exercise price of each Warrant shall be $[            ] per Share. The adjusted Exercise Price per Share shall be the prices which shall result from time to time from any and all adjustments of the initial Exercise Price per Share in accordance with the provisions of Section 8 hereof.

          6.2    Exercise Price.    The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

        7.    Registration Rights.

          7.1    Registration Under the Securities Act of 1933.    As of the date hereof, none of the Warrants or the Shares have been registered for purposes of public resale or distribution under the Act.

          7.2    Registrable Securities.    As used herein, the term "Registrable Security" means the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the Holder for subsequent public distribution of such security without regard to volume restrictions under Rule 144 (including Rule 144(a)) promulgated under the Act or otherwise, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

          7.3    Piggyback Registration.    If, during the Underlying Share Warrant Term, the Company proposes to prepare and file a registration statement or post-effective amendments thereto covering the sale for cash of shares of Common Stock, including shares of Common Stock held by stockholders of the Company (in any such case, other than in connection with a merger, acquisition, pursuant to Form S-8 or successor form, or on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) (for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so ("Notice"), at least 30 days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within 20 days after the Notice is given, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 7.4(a)).

        Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without incurring any liability to any holder of Registrable Securities.

          7.4    Covenants With Respect to Registration.    In connection with any registration of Registrable Securities pursuant to this Agreement, the parties agree that:

          (a)   With respect to each inclusion of securities in a registration statement pursuant to Section 7.3, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses incurred by the selling Holders and relating to the sale of securities by the Selling Holders not expressly included above shall be borne by the selling Holders.

          (b)   The Company shall take or cause to be taken all necessary action to qualify the Registrable Securities for sale under the securities laws of such jurisdictions of the United States as the Holders reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Registrable Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, to subject itself to taxation in any jurisdiction, or to execute a general consent to service of process in any jurisdiction.

          (c)   The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters as set forth in the Underwriting Agreement and to provide for just and equitable contribution as set forth in the Underwriting Agreement.

          (d)   The Underwriters and any Holder of Registrable Securities to be sold pursuant to a registration statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriters have agreed to indemnify the Company as set forth in the Underwriting Agreement and to provide for just and equitable contribution as set forth in the Underwriting Agreement.

          (e)   Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

          (f)    If the Company shall fail to comply with the provisions of this Article 6, the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable

  Securities, be liable for any or all consequential damages sustained by the Holders of Registrable Securities requesting registration of their Registrable Securities; provided, however, that the Underwriters and Holders of Registrable Securities shall not be entitled to any special or punitive damages with respect to any such failure on behalf of the Company.

          (g)   If any registration or distribution pursuant to Section 7.3 is underwritten in whole or in part, the Company may require that the Registrable Shares requested for inclusion pursuant to Section 7.3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Registrable Shares, other securities of the Company held by stockholders holding rights as selling security holders, and securities held by directors and officers of the Company is requested to be included in the proposed offering than, in the reasonable opinion of the managing underwriters of the proposed offering, can be accommodated without adversely affecting the proposed offering, then the Company shall include in such registration the number of shares that can be so sold in the proposed offering in the following order of priority: (i) first, to the Company and, if there is a balance remaining, (ii) second, to the Holders, any other stockholders holding rights as selling security holders, and any stockholder who is an officer or director of the Company as of the date hereof, provided that if the balance remaining is not sufficient to include in the offering all of the Registrable Securities and other securities requested to be registered by the Holders and such other stockholders, the number of Registrable Securities and other securities to be included for any such holder shall be reduced pro rata based on the proportionate number of Registrable Securities and other securities requested to be included in such offering.

          (h)   The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or its auditors with respect to the Registration Statement to each Holder of Registrable Securities included for registration in such Registration Statement pursuant to Section 7.3 or Section 7.4 requesting (in writing) such correspondence and to the managing underwriters, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each Holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities necessary or helpful to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent, at such reasonable times, upon such reasonable notice and as often as any such Holder of Registrable Securities or underwriter shall reasonably request; provided, that the Company may require each such Holder or underwriter to enter into reasonable confidentiality and non-disclosure agreements with respect to the information contained in or derived from such investigations.

        8.    Adjustments of Exercise Price and Number of Securities.    The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.

          8.1    Computation of Adjusted Price.    In case the Company shall at any time after the date hereof pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

          (a)   an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

          (b)   the total number of shares of Common Stock outstanding immediately after such issuance or sale.

          8.2    Subdivision and Combination.    In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

          8.3    Adjustment in Number of Securities.    Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          8.4    Reclassification, Consolidation, Merger, etc.    Subject to Section 12, in case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holders shall thereafter have the to convert this Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or conveyance, and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 8 with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 8 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of this Warrant. The provisions of this Section 8.4 shall similarly apply to successive such reclassifications, changes, consolidations, mergers, sales or conveyances. In the event of any conflict between Section 8.4 and Section 11, the latter shall control.

          8.5    Subscription Rights for Shares of Common Stock or Other Securities.    In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of unexercised Warrants on the date of such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants.

        9.    Exchange and Replacement of Warrant Certificates.    Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

        10.    Elimination of Fractional Interests.    The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Shares.

        11.    Reservation and Listing of Securities.    The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued and non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on any securities exchange or trading market on which the Common Stock may be listed and/or quoted.

        12.    Sale of the Company

        (a)   As used herein, a "Sale of the Company" means (i) any sale (however effected, including without limitation by sale of stock, merger, share exchange or otherwise, including without limitation in a single transaction or series of related transactions) of all or substantially all of the outstanding voting stock of the Company, or (ii) any sale, lease or disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; provided, that in neither case, shall a Sale of the Company include a transaction set forth above where the holders of the Company's voting stock immediately prior to the transaction hold more than 50% of the outstanding voting stock of the Company or its successor following such transaction.

        (b)   The Company shall give each Holder at least 20 business days prior notice of any Sale of the Company.

        (c)   Notwithstanding anything to the contrary herein, this Warrant will expire at the closing for a Sale of the Company if the Company so elects in a written notice given to the Holder of this Warrant at least 20 business days prior to such closing.

        (d)   Upon receipt of notice of expiration of the Warrant pursuant to Section 12(c) hereof, any Holder may:

            (i)  elect (by giving written notice received by the Company no later than three business days before the closing for such Sale of the Company) to have the Company redeem all of that Holder's Warrants for an amount (the "Redemption Amount") equal to the aggregate fair market value of the Shares for which such Warrants are exercisable (as indicated by the Sale of the Company) less the aggregate exercise price of such Warrants; in which case the Company shall redeem such Warrants and pay the Redemption Amount to such Holder at such closing (or as soon thereafter, without interest, as the Warrant Holder surrenders to the Company the Warrants being redeemed);

           (ii)  let the Holders' Warrants expire in accordance with their terms (subject to Section 12(c)); or

          (iii)  exercise the Holder's Warrants in accordance with their terms prior to the expiration thereof (subject to the Section 12(c)).

        (d)   Neither this Section 12, nor any notice or election contemplated by this Section 12, shall create any obligation on the Company's part to consummate any Sale of the Company. If, after any notice or election contemplated by this Section 12 is given, the Company determines not to consummate the Sale of the Company, then the Company shall notify the Holders of such determination, whereupon any preceding notices or elections under this Section 12 regarding such Sale of the Company shall be null and void and of no effect.

        13.    Notices to Warrant Holders.    Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a)   the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b)   the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c)   a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger); or

          (d)   reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

          (e)   The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least 20 business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

        14.    Notices.    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made (1) one business day after being sent by overnight courier, (2) three business days after having been sent by first-class U.S. mail (certified or regular), (3) at the time sent, if sent by facsimile between 8:00 am and 5:00 pm on a business day, or one business day after being sent, if sent by facsimile at any other time, provided in each case that such facsimile notice is confirmed by notice given by another means permitted hereunder within 3 business days after the facsimile is sent, and (4) upon delivery, if hand-delivered by any other means.

          (a)   If to a registered Holder of the Warrants, to the address (or facsimile number, as applicable) of such Holder as shown on the signature page hereto or the books of the Company; or

          (b)   If to the Company, to:

      Iggys House, Inc.
      Attn: President
      One South Wacker Drive, Suite 1900
      Chicago, Illinois 60606
      Facsimile: (312) 932-9808

or to such other address as the Company may designate by notice to the Holders given pursuant to this section.

        15.    Supplements and Amendments.    The Company and a majority of the Underwriters may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and a majority of the Underwriters may deem mutually necessary or desirable and which the Company and a majority of the Underwriters mutually deem not to adversely affect the interests of the Holders of Warrant Certificates, such supplement or amendment shall be binding upon all Holders of the Warrants.

        16.    Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and permitted assigns hereunder.

        17.    Governing Law.    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State, other than its conflicts of laws provisions.

        18.    Benefits of this Agreement.    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriters and any other registered Holder or Holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holder or Holders of the Warrant Certificates or Warrant Securities.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day and year first above written.

IGGYS HOUSE, INC.
		By:	Joseph J. Fox Chief Executive Officer
Agreed and Accepted as of the day and year first above written:
NORTHLAND SECURITIES, INC.
By:	Randy Nitzsche Chief Executive Officer
Northland Securities, Inc. 45 South Seventh Street, Suite 2600 Minneapolis, MN 55402 Attention: Chief Executive Officer Fax: (612) 851-5951
BATHGATE CAPITAL PARTNERS LLC
By:
Bathgate Capital Partners LLC 5350 S. Roslyn Street, Suite 400 Greenwood Village, CO 80111 Attn: Fax:
E*TRADE SECURITIES LLC
By:
E*Trade Securities LLC Harborside Financial Center, Plaza II Jersey City, NJ 07311 Attn: Fax:
with a copy to (that shall not constitute notice):
Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 Attention: W. Morgan Burns Fax: (612) 766-1600

Schedule I

Underwriter/Designee Allocation Schedule

[FORM OF WARRANT CERTIFICATE]

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

        THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE
5:00 P.M., CHICAGO TIME,

No. W-                                                 Warrants

        This Warrant Certificate certifies that [                        ] or its registered assigns, is the registered holder of [                        ] Warrants to purchase, at any time from [                        ] until 5:00 p.m. Chicago time on [                        ] ("Expiration Date"), up to [                        ] fully-paid and non-assessable shares (the "Shares") of the common stock (the "Common Stock"), of Iggys House, Inc., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $[            ] per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriters Warrant Agreement dated as of [            ], 2007, among the Company and the underwriters named therein (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash or by check payable to the order of the Company, or any combination thereof.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" means the registered holders or registered holder) of the Warrants.

        The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

        Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

IGGYS HOUSE, INC.
By:	Joseph J. Fox Chief Executive Officer
Date:

[CASH EXERCISE FORM]

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase                        Shares of Common Stock and herewith tenders in payment for such securities, in cash, by wire transfer of immediately available funds to an account specified by the Company, or (if the total exercise price being paid is less than $1,000) by check to the order of the Company, or any combination thereof, in the amount of $                        , all in accordance with the terms of this Warrant. The undersigned requests that a certificate for such securities be registered in the name of:

,
whose address is

,
and that such Certificate be delivered to:
,
whose address is

.
Dated:
Signature:
SSN or Tax ID No:

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder
desires to transfer the Warrant.)

        FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto:

,
whose address is

,
and whose tax ID No. or SSN is:	,

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        , Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
Signature:

[CASHLESS EXERCISE FORM]

(To be executed upon exercise of Warrant
pursuant to Section 2.2)

To: Iggys House, Inc.

        The undersigned hereby irrevocably elects a cashless exercise of the right to purchase represented by the attached Warrant for, and to purchase thereunder,             Shares, as provided for in Section 2.2 therein.

        Please issue a certificate or certificates for such Shares in the names of:

,
whose address is

,
and whose tax ID No. or SSN is:	,
and that such Certificate be delivered to:
,
whose address is

.
Dated:
Signature:

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form, if any.

And if said number of shares shall not be all the shares purchasable under the attached Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.

QuickLinks

UNDERWRITING AGREEMENT
ISSUER GENERAL FREE WRITING PROSPECTUSES
PRICING INFORMATION
LOCK-UP AGREEMENTS
UNDERWRITERS WARRANT AGREEMENT
RECITALS
TERMS AND CONDITIONS
Schedule I Underwriter/Designee Allocation Schedule